                                                          EXHIBIT 99.26(h)(2)(v)

                        AMENDMENT DATED MARCH 1, 2004 TO
                          FUND PARTICIPATION AGREEMENT
                                (SERVICE SHARES)


         This Amendment to the Fund Participation Agreement ("Agreement") dated June 21, 2000, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors LLC ("Distributor"), a registered broker-dealer under the Securities Exchange Act of 1934 and member of the National Association of Securities Dealers, Inc., and a Delaware limited liability company, and Minnesota Life Insurance Company, a Minnesota life insurance company (the "Company") is effective as of March 1, 2004.


                                   AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

         1. Schedule A of the Participation Agreement shall be deleted and replaced with the attached Schedule A.

         2. All other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

MINNESOTA LIFE                                        JANUS ASPEN SERIES
INSURANCE COMPANY


By:    /s/ Robert J. Ehren                            By:    /s/ Bonnie M. Howe
Name:  Robert J. Ehren                                Name:  Bonnie M. Howe
Title: 2nd Vice President                             Title: Vice President

JANUS DISTRIBUTORS LLC


By:    /s/ Bonnie M. Howe
Name:  Bonnie M. Howe
Title: Vice President

                                   Schedule A
                   Separate Accounts and Associated Contracts
                           (As amended March 1, 2004)


 Name of Separate Account And Date                        Contracts Funded
           of Inception                                 By Separate Account                             Policy Form #
 ---------------------------------                      --------------------                            -------------

VARIABLE ANNUITY ACCOUNT                              MultiOption Flexible Annuity                         84-9091,
(Established September 10, 1984)                                                                           92-9283,
                                                                                                         MHC 92-9283
                                                      MultiOption Single Annuity                           84-9092,
                                                                                                           84-9093,
                                                                                                           92-9284,
                                                                                                         MHC 92-9284
                                                      MultiOption Select Annuity                         MHC 94-9307
                                                      MultiOption Classic Annuity                          99-70016
                                                      MultiOption Achiever Annuity                         99-70017
                                                      MegAnnuity                                            87-9154
                                                      MultiOption Advisor Annuity                          02-70067

MINNESOTA LIFE VARIABLE UNIVERSAL LIFE ACCOUNT        Variable Group Universal Life                        94-18660
(Established August 8, 1994)                          Insurance

MINNESOTA LIFE VARIABLE LIFE ACCOUNT                  Variable Adjustable Life                            MHC 98-670
(Established October 21, 1985)                        Variable Adjustable Life -- Second Death            MHC 98-690
                                                      Variable Adjustable Life (Horizon)
                                                      Variable Adjustable Life Summit                       99-680
                                                                                                            03-640


















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